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Exhibit 10.22

FIRST LOAN MODIFICATION AGREEMENT

        This First Loan Modification Agreement (this "Loan Modification Agreement") is entered into as of June 27, 2003, by and among (i) SILICON VALLEY BANK, a California chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and (ii) ASPEN TECHNOLOGY, INC., a Delaware corporation with offices at Ten Canal Park, Cambridge, Massachusetts 02141 and ASPENTECH, INC., a Texas corporation with offices at Ten Canal Park, Cambridge, Massachusetts 02141 (jointly and severally, individually and collectively, "Borrower")

        1.    DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS.    Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of January 30, 2003, evidenced by, among other documents, a certain Loan and Security Agreement dated as of January 30, 2003 between Borrower and Bank, as amended by a certain letter agreement dated February 14, 2003 (as amended, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

        2.    DESCRIPTION OF COLLATERAL.    Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents").

        Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

        3.    DESCRIPTION OF CHANGE IN TERMS.

  Modifications to Loan Agreement.

    1.
    The Loan Agreement shall be amended by deleting the following text appearing in Section 6.2 of the Loan Agreement:

      "Without limiting the generality of the foregoing, if on the Maturity Date, or on any earlier effective date of termination, there are any outstanding Letters of Credit issued by Silicon or issued by another institution based upon an application, guarantee, indemnity or similar agreement on the part of Silicon, then on such date Borrower shall provide to Silicon cash collateral in an amount equal to 100% of the undrawn amount of all such Letters of Credit plus all interest, fees and cost due or to become due in connection therewith, to secure all of the Obligations relating to said Letters of Credit, pursuant to Silicon's then standard form cash pledge agreement."

      and inserting in lieu thereof the following:

      "Without limiting the generality of the foregoing, if on the Maturity Date, or on any earlier effective date of termination, there are any outstanding Letters of Credit issued by Silicon or issued by another institution based upon an application, guarantee, indemnity or similar agreement on the part of Silicon or any outstanding FX Contacts, then on such date Borrower shall provide to Silicon (i) cash collateral in an amount equal to 100% of the undrawn amount of all such Letters of Credit plus all interest, fees and cost due or to become due in connection therewith, and (ii) cash collateral in an amount equal to 100% of the amount of the FX Reserve plus all interest, fees and cost due or to become due in connection therewith, to secure all of the Obligations relating to said Letters of Credit and FX Contracts, pursuant to Silicon's then standard form cash pledge agreement."

    2.
    The Loan Agreement shall be amended by deleting the following text appearing in Section 1 of the Schedule thereto:

      " (ii) the following amount to be included at all times other than as of 12/31, 3/31, 6/30 and 9/30 of each calendar year: the lesser of (x) 50% of the current portion of Borrower's long term domestic contract receivables that will be billed within the following 90 days, but that are otherwise Eligible Receivables hereunder or (y) $5,000,000.00; minus"

      and inserting in lieu thereof the following:

      " (ii) (a) the following amount to be included at all times other than as of 12/31, 3/31, 6/30 and 9/30 of each calendar year: the lesser of (x) 50% of the current portion of Borrower's long term domestic contract receivables that will be billed within the following 90 days, but that are otherwise Eligible Receivables hereunder or (y) $5,000,000.00; and (b) the following amount to be included as of 12/31, 3/31, 6/30 and 9/30 of each calendar year: the lesser of (x) 50% of the current portion of Borrower's long term domestic contract receivables that will be billed within the following 90 days, but that are otherwise Eligible Receivables hereunder or (y) $3,000,000.00 minus"

    3.
    The Loan Agreement shall be amended by deleting the following text appearing in Section 1 of the Schedule thereto:

      "Letter of Credit/FX Contract/Cash Management Services Sublimit
      (Section 1.5, 1.6, 1.7):       $11,000,000 (of which only $2,000,000 may be used for FX Reserve)"

      and inserting in lieu thereof the following:

      "Letter of Credit/FX Contract/Cash Management Services Sublimit
      (Section 1.5, 1.6, 1.7):       $11,000,000 (of which only $10,000,000 may be used for FX Reserve, less any amounts used for FX Reserve pursuant to, and as defined in, the Exim Agreement)"

    4.
    The Loan Agreement shall be amended by deleting Section 5(a) of the Schedule thereto in its entirety and inserting in lieu thereof the following:

      "a. Minimum Tangible Net Worth:

              Borrower shall maintain, as of the last day of each month, to be tested monthly, a Tangible Net Worth of not less than the sum of (i) plus (ii) below:

      (i)

      (a)
      from June 1, 2003 through and including June 30, 2003—$122,000,000

      (b)
      from July 1, 2003 through and including July 31, 2003—$110,000,000

      (c)
      from August 1, 2003 through and including August 31, 2003—$98,000,000

      (d)
      from September 1, 2003 through and including September 30, 2003—$122,000,000

      (e)
      from October 1, 2003 through and including October 31, 2003—$110,000,000

      (f)
      from November 1, 2003 through and including November 30, 2003—$98,000,000

      (g)
      from December 1, 2003 through and including December 31, 2003—$127,000,000

      (h)
      from January 1, 2004 through and including January 31, 2004—$115,000,000

      (i)
      from February 1, 2004 through and including February 29, 2004—$103,000,000

      (j)
      from March 1, 2004 through and including March 31, 2004—$127,000,000

      (k)
      from April 1, 2004 through and including April 30, 2004—$115,000,000

      (l)
      from May 1, 2004 through and including May 31, 2004—$103,000,000

      (m)
      from June 1, 2004 through and including June 30, 2004—$127,000,000

      (n)
      from July 1, 2004 through and including July 31, 2004—$115,000,000

      (o)
      from August 1, 2004 through and including August 31, 2004—$103,000,000

      (p)
      from September 1, 2004 through and including September 30, 2004—$127,000,000

      (q)
      from October 1, 2004 through and including October 31, 2004—$115,000,000

      (r)
      from November 1, 2004 through and including November 30, 2004—$103,000,000

      (s)
      from December 1, 2004 through and including December 31, 2004—$127,000,000

      (t)
      from January 1, 2005 and thereafter—$115,000,000.

      (ii)
      75% of all consideration received after the date hereof from proceeds from the issuance of any equity securities of the Borrower (other than (i) the issuance of stock options under Borrower's employee stock option plan or (ii) stock purchases under Borrower's employee stock purchase plan) and/or subordinated debt incurred by the Borrower (net of refinanced amounts of existing subordinated debt and Preferred Series B shareholders)."

        4.    RELEASE OF HYPROTECH.    Bank hereby releases Hyprotech Company, a corporation organized under the laws of Nova Scotia, Canada ("Hyprotech") from all obligations and liabilities under the Loan Agreement and each other Existing Loan Document, including all Obligations. The Bank also hereby releases any and all liens and encumbrances in favor of Bank on the assets of Hyprotech arising under the Loan Agreement or any Existing Loan Documents. The Bank agrees to promptly deliver to Hyprotech such termination statements, releases, requests for reconveyances and such other documents as may be required to fully terminate Bank's security interests in the assets of Hyprotech. From and after the date of this Loan Modification Agreement, Hyprotech shall no longer be a "Borrower" under the Loan Agreement or any Existing Loan Documents and the Loan Agreement is hereby amended accordingly. In connection with such release, Hyprotech hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if it now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Hyprotech hereby RELEASES Bank from any liability thereunder.

        5.    FEES.    Borrower shall pay to Bank a modification fee equal to Fifteen Thousand Dollars ($15,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. The Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

        6.    RATIFICATION OF NEGATIVE PLEDGE.    Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Negative Pledge Agreements each dated as of January 30, 2003 between Borrower and Bank, and acknowledges, confirms and agrees that said Negative Pledge Agreement shall remain in full force and effect.

        7.    RATIFICATION OF PERFECTION CERTIFICATE.    Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in certain Perfection Certificates each dated as of January 30, 2003 and acknowledges, confirms and agrees the disclosures and information therein has not changed, as of the date hereof.

        8.    CONSISTENT CHANGES.    The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

        9.    RATIFICATION OF LOAN DOCUMENTS.    Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

        10.    NO DEFENSES OF BORROWER.    Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

        11.    CONTINUING VALIDITY.    Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.

        12.    COUNTERSIGNATURE.    This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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        This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:
ASPEN TECHNOLOGY, INC.
By:	/s/ CHARLES F. KANE
	Name:	Charles F. Kane
	Title:	CFO
ASPENTECH, INC.
By:	/s/ LISA W. ZAPPALA
	Name:	Lisa W. Zappala
	Title:	CFO
BANK:
SILICON VALLEY BANK, d/b/a SILICON VALLEY EAST
By:	/s/ JOHN V. ATANASOFF
	Name:	John V. Atanasoff
	Title:	Vice President
ACKNOWLEDGED AND AGREED AS TO PARAGRAPH NO. 4:
HYPROTECH COMPANY
By:	/s/ D. E. MOULT
	Name:	D. E. Moult
	Title:	CFO

        The undersigned, ASPENTECH SECURITIES CORP., a Massachusetts corporation, ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unlimited Guaranty dated January 30, 2003 (the "Guaranty") and a certain Security Agreement dated as of January 30, 2003 (the "Security Agreement") and acknowledges, confirms and agrees that the Guaranty and Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

ASPENTECH SECURITIES CORP

By:	/s/ LISA W. ZAPPALA
	Name:	Lisa W. Zappala
	Title:	Senior VP and CFO

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  Exhibit 10.22
FIRST LOAN MODIFICATION AGREEMENT